Exhibit 10.30

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Voting Agreement”) dated July 23, 2015, is executed by and among INDEPENDENT BANK GROUP, INC., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (“IBG”), and GRAND BANK, a Texas banking association with its principal offices in Dallas, Texas (“Grand Bank”), and the shareholders of Grand Bank whose names are set forth on the signature page hereto (individually, a “Shareholder” and collectively, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, Grand Bank and IBG are parties to that certain Agreement and Plan of Reorganization, dated as of July 23, 2015 (the “Reorganization Agreement”), which provides for the acquisition of Grand Bank by IBG through the merger of Grand Bank with and into Independent Bank, a wholly owned subsidiary of IBG (the “Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Reorganization Agreement;

WHEREAS, the Reorganization Agreement requires that Grand Bank deliver this Voting Agreement to IBG; and

WHEREAS, Grand Bank and IBG are relying on this Voting Agreement in incurring expenses in reviewing the business of Grand Bank, in preparing the Registration Statement and related Proxy Statement for the meeting of shareholders of Grand Bank, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grand Bank, IBG and the Shareholders undertake, promise, covenant and agree with each other as follows:

1. As of the date hereof, the Shareholders own the shares of common stock of Grand Bank (“Grand Bank Stock”), set forth beside their respective names on Schedule 1 attached hereto (with respect to each Shareholder, all such shares of Grand Bank Stock and any shares of Grand Bank Stock hereafter acquired by such Shareholder prior to the termination of this Voting Agreement, collectively, such Shareholder’s “Shares”).

2. Each Shareholder represents that he, she or it has the full legal capacity and authority to execute, deliver and perform this Voting Agreement, including the exclusive right to vote such Shareholder’s Shares. Each Shareholder hereby agrees to vote at the shareholders’ meeting of Grand Bank called to consider and act upon the Merger (the “Meeting”) such Shareholder’s Shares in favor of approval of the Reorganization Agreement, the Merger, and all of the agreements and transactions contemplated by the Reorganization Agreement.

3. If Grand Bank conducts a meeting of, solicits written consents from or otherwise seeks a vote of its shareholders with respect to any Acquisition Proposal (as that term is defined in the Reorganization Agreement) or any other matter which may contradict any provision of this Voting Agreement or may prevent IBG or Grand Bank from consummating the Merger, then each Shareholder shall vote such Shareholder’s Shares in the manner most favorable to consummation of the Merger and the transactions contemplated by the Reorganization Agreement.

Notwithstanding, the foregoing sentence, the Shareholders may vote in favor of a Superior Proposal (as that term is defined in the Reorganization Agreement).

4. Each Shareholder hereby covenants and agrees that, until this Voting Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, directly or indirectly, without the prior written consent of IBG, (i) sell, assign, transfer or dispose of any of such Shareholder’s Shares, (ii) hypothecate such Shareholder’s Shares under terms that would prevent the voting thereof, (iii) deposit such Shareholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shareholder’s Shares or grant any proxy with respect thereto except as herein provided, or (iv) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of such Shareholder’s Shares, in connection with a transaction pursuant to which twenty five percent (25%) or more of the voting power of Grand Bank Stock is, or control of Grand Bank otherwise is, transferred to a person or entity other than a party to this Voting Agreement.

Notwithstanding any of the foregoing, any Shareholder may (i) make such gifts of such Shareholder’s Shares as such Shareholder may choose to make, (ii) transfer such Shares to trusts or other entities controlled by the Shareholder or for estate planning purposes, so long as the recipient of such Shareholder’s Shares executes and delivers an amendment to this Voting Agreement whereby such recipient becomes bound by the terms of this Voting Agreement.

5. This Voting Agreement shall continue in effect until the earlier to occur of (i) the termination of the Reorganization Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the transactions contemplated by the Reorganization Agreement.

6. In the event that a Shareholder transfers a certificate representing any of such Shareholder’s Shares prior to the Meeting, Grand Bank shall require such certificate to bear the following endorsement, noted conspicuously thereon:

“The shares of stock represented by this certificate are subject to the terms of a Voting Agreement dated July 23, 2015, a copy of which is on file in the principal office of Grand Bank.”

7. This Voting Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by Grand Bank, IBG and such Shareholder.

8. This Voting Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. An electronic or facsimile transmission of a signed counterpart of this Voting Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

9. This Voting Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

10. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

11. THIS VOTING AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS VOTING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. VENUE FOR DISPUTES ARISING UNDER THIS AGREEMENT SHALL BE SOLELY IN DALLAS COUNTY, TEXAS.

[Signature page to follow]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written.

GRAND BANK

By:	/s/ Lee Dinkel
Lee Dinkel
President and CEO

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board

[Signature Page to Voting Agreement]

SHAREHOLDER:

/s/ Roy Evans
Roy Evans

/s/ Lee Dinkel
Lee Dinkel

/s/ Jack Evans, Jr.
Jack Evans, Jr.

/s/ Al Goode
Al Goode

/s/ Lisa Murray
Lisa Murray

/s/ Mike Redden
Mike Redden

/s/ Pete Schenkel
Pete Schenkel

/s/ Patricia A. Schenkel
Patricia A. Schenkel

/s/ Mark Wells
Mark Wells

/s/ Ward Williford
Ward Williford

SCHEDULE 1

VOTING AGREEMENT SHAREHOLDERS

Name of Shareholder	Number of Shares of Grand Bank Stock
Roy Evans, Chairman	214,218
Lee Dinkel	23,776
Jack Evans, Jr.	50,789
Al Goode	6,000
Lisa Murray	500
Mike Redden	55,000
Pete Schenkel	75,051
Patricia A. Schenkel	30,135
Mark Wells	31,000
Ward Williford	22,754

TOTAL NO. OF SHARES:	509,223

TOTAL VOTING POWER:	29.4%